EXHIBIT 5.1

                                   COX & SMITH
                             I N C O R P O R A T E D

                              ATTORNEYS COUNSELORS

                              112 East Pecan Street
                                   Suite 1800
                          San Antonio, Texas 78205-1521
                                 (210) 554-5500
                               Fax (210) 226-8395

Writer's Direct Number                                   Writer's E-Mail Address
(210) 554-5250                                               cpkavy@coxsmith.com

                                 March 12, 1998

FVNB Corp.
101 S. Main Street
Victoria, Texas 77901

                          RE: REGISTRATION OF UP TO 2,372,792 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF FVNB CORP.

Gentlemen:

        We have acted as counsel to FVNB Corp., a Texas corporation (the "Company"), in connection with the issuance of up to 2,372,792 shares (the "Shares") of common stock, par value $.01 per share, of the Company in connection with the transactions contemplated by the Plan of Reorganization, dated as of March 17, 1998 (the "Plan of Reorganization"), by and between the Company and First Victoria National Bank, a national banking association (the "Bank"), and the related Plan of Merger in the form attached as Exhibit A to the Plan of Reorganization (the "Plan of Merger") to be entered into by and between the Bank and FVNB Interim Bank, N.A., an interim national banking association to be formed by the Company (the "Interim Bank").

        We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that, when the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission and the Shares have been issued and delivered in accordance with the terms and provisions of the Plan of Reorganization and Plan of Merger as contemplated by the Registration Statement, the Shares will be duly authorized, validly issued, fully paid, and nonassessable.

        In rendering this opinion, we have (i) assumed and have not independently verified (a) that each agreement, document, or instrument pursuant to which any of the Shares are
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to be issued will at the time of such issuance have been duly authorized, executed, and delivered by the parties thereto and will constitute a valid, binding, and enforceable obligation of such parties, (b) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, (ii) as to certain factual matters, relied upon certificates of public officials and the Company and its officers and upon the representations and warranties set forth in the Plan of Reorganization and Plan of Merger and have not independently checked or verified the accuracy of the factual statements contained therein, and (iii) assumed that the parties to the Plan of Reorganization and Plan of Merger will comply with the provisions thereof.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement-Prospectus constituting a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Yours very truly,

                                            COX & SMITH INCORPORATED

                                            By:/s/ CARY PLOTKIN KAVY
                                                   Cary Plotkin Kavy
                                                   For the Firm